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                                                                    Exhibit 23.1


INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Post-Effective Amendment No. 1 to Registration Statement No. 333-65440 of Radian Group Inc. on Form S-4 of our reports dated March 2, 2001, appearing in the Prospectus, which are part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.



/s/ Deloitte & Touche LLP

Philadelphia, Pennsylvania
November 14, 2001